UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2011

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2011, ECOtality’s shareholders approved the following corporate actions at the Company’s Annual Meeting of its shareholders.  At the meeting:

1)  The following nominees were elected directors effective December 15, 2011, to serve until their successors are elected and qualified as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Jonathan R. Read	10,532,614	205,615	0	6,258,120
Barry S. Baer	10,534,714	203,505	10	6,258,120
E. Slade Mead	10,628,619	109,600	10	6,258,120
Daryl Magana	10,397,304	340,915	10	6,258,120
Dave Kuzma	10,413,676	324,543	10	6,258,120
Andrew Tang	10,314,979	423,240	10	6,258,120
Enrique Santacana	10,311,910	426,309	10	6,258,120

2)
Shareholders approved the removal of the beneficial ownership limitation with respect to the warrant to purchase common stock held by ABB Technology Ventures Ltd.  The proposal received 10,510,731 votes for, 119,577 votes against and 107,921 abstentions.

3)
Shareholders ratified the selection of McGladrey & Pullen, LLP to serve as the independent registered public accounting firm to audit ECOtality’s financial statements for the fiscal year ending December 31, 2011.  The proposal received 16,659,497 votes for, 283,937 votes against and 52,915 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	December 19, 2011
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	December 19, 2011
H. Ravi Brar